UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 29, 2019
Conn’s, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34956	06-1672840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2445 Technology Forest Blvd., Suite 800 The Woodlands, Texas	77381
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:  (936) 230-5899
Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	CONN	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders
Conn’s, Inc. (the “Company”) held its Annual Meeting of Stockholders on Wednesday, May 29, 2019. The Company’s stockholders considered three proposals, each of which is described in more detail in the Company’s Definitive Proxy Statement dated April 12, 2019.  The certified vote results for each proposal are as follows:

1.	The following nominees for directors were elected to serve one-year terms expiring in 2020:

	Number of Shares
	For	Against	Abstentions	Broker Non-Votes
James H. Haworth	26,744,418	635,160	65,927	2,651,773
Kelly M. Malson	26,991,424	388,112	65,969	2,651,773
Bob L. Martin	26,427,093	951,642	66,770	2,651,773
Douglas H. Martin	27,050,749	327,986	66,770	2,651,773
Norman L. Miller	27,027,307	352,455	65,743	2,651,773
William E. Saunders, Jr.	27,051,510	328,027	65,968	2,651,773
William (David) Schofman	26,754,351	624,364	66,790	2,651,773
Oded Shein	27,050,610	328,926	65,969	2,651,773

2.	The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2020 was ratified:

Number of Shares
For	29,879,341
Against	208,675
Abstentions	9,262
Broker Non-Votes	0

3.	The compensation of the Company’s named executive officers was approved on a non-binding advisory basis:

Number of Shares
For	16,540,002
Against	10,806,978
Abstentions	98,525
Broker Non-Votes	2,651,773

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONN'S, INC.
Date:	June 3, 2019	By:	/s/ Mark L. Prior
		Name:	Mark L. Prior
		Title:	Vice President, General Counsel and Secretary